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                                                                    Exhibit 10.2

                                                                  EXECUTION COPY

                       AMENDMENT NO. 1 TO EXPORT AGREEMENT

     Amendment No. 1 to Export Agreement (this "Amendment"), dated as of February 18, 2005, by and among Gosling Partners Inc., a Delaware corporation (the "Company") and Gosling's Export (Bermuda) Limited ("GXB"), a company organized under the laws of Bermuda.

          WHEREAS, the Company has entered into a Subscription Agreement, dated as of February 18, 2005 with Castle Brands Inc. ("Castle"), pursuant to which Castle acquired a majority interest in the Company;

          WHEREAS, the parties hereto seek to be protected with regard to the rights and obligations under the Export Agreement in the event Castle sells it controlling interests to a third party.

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agrees as follows:

          1. Section 12(d) of the Export Agreement shall be deleted in its entirety and replaced with the following:

          "(d) Assignment. Because of the importance of the personal relationships of the parties and the mutual levels of trust established between them, it is agreed that none of the rights or obligations created by this Agreement shall be assignable by either party without the written consent of the other party, which consent cannot be unreasonably withheld. In the event of an assignment of this Agreement, the Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties. Furthermore, the terms and condition set forth herein and the rights and obligations of the parties under this Agreement shall not be affected by a change of control of the Company; provided that upon any such change of control, any sale or transfer of shares of the Company by the new controlling person shall be subject to the approval of GXB.

          Notwithstanding the foregoing, GXB is free to sell its Products and/or Trademarks, subject to Section 4 hereof and the stockholders of the Company are free to sell their shares subject to any current or future restrictions governing such shares."

          2. This Amendment shall be governed, construed and interpreted in accordance with the laws of the State of Delaware without regard to any conflicts of laws or rules which would require application of the laws of any other jurisdiction.

          3. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings set forth in the Export Agreement.

          4. Except as specifically amended herein, the Export Agreement shall remain in full force and effect in accordance with its terms.
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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the 18th day of February 2005.

                                        GOSLING PARTNERS INC.


                                        By: /s/ E. Malcolm B. Gosling
                                            ------------------------------------
                                        Name: E. Malcolm B. Gosling
                                        Title: President and Chief Executive
                                               Officer


                                        GOSLING'S EXPORT (BERMUDA) LIMITED


                                        By: /s/ E. Malcolm B. Gosling
                                            ------------------------------------
                                        Name: E. Malcolm B. Gosling
                                        Title: President